UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 15, 2015, Trade Street Residential, Inc., a Maryland corporation (“TSRE”), held a special meeting of its stockholders (the “Special Meeting”).

There were 36,799,570 shares of common stock of TSRE eligible to vote at the Special Meeting and there were 35,048,009 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting. The results of the matters voted upon at the meeting, which are more fully described in TSRE’s definitive proxy statement that was filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2015, are as follows:

1.	Approval of Merger. The stockholders approved the merger of TSRE with and into IRT Limited Partner, LLC (“IRT LP LLC”), a direct wholly-owned subsidiary of Independence Realty Trust, Inc. (“IRT”), with IRT LP LLC continuing as the surviving entity and a wholly-owned subsidiary of IRT (the “Company Merger”), and other transactions contemplated by an Agreement and Plan of Merger, dated as of May 11, 2015 as amended on September 11, 2015 (the “Merger Agreement”), by and among IRT, Independence Realty Operating Partnership, LP, IRT’s operating partnership (“IRT OP”), Adventure Merger Sub LLC, a direct wholly-owned subsidiary of IRT OP, IRT LP LLC, TSRE, and Trade Street Operating Partnership, LP, TSRE’s operating partnership. The votes regarding this proposal were as follows:

For	Against	Abstentions
30,508,577	4,411,554	127,878

Item 8.01 Other Events

On September 15, 2015, TSRE issued a press release announcing the results of the Special Meeting. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated September 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: September 15, 2015	By:	/s/ Richard H. Ross
Richard H. Ross
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 15, 2015.